                                   HOOVER'S, INC.

                             FORM OF WARRANT AGREEMENT

[Date]

To:    The persons listed on Schedule I hereto

       Hoover's, Inc., a Delaware corporation (the "Company"), hereby issues to you stock purchase warrants entitling the holders to purchase the number of units set forth opposite your name on Schedule I hereto, which aggregate ______ units, each of which is currently equal to one share of Common Stock of the Company (a "Unit"), to be evidenced by an instrument in the form attached hereto as Exhibit A (hereinafter referred to as the "Warrant", and the Warrant and all instruments hereafter issued in replacement, substitution, combination, or subdivision thereof being hereinafter collectively referred to as the "Warrants"). The number and character of shares of Common Stock comprising a Unit and purchasable upon exercise of the Warrants are subject to adjustment as provided in Section 6 below. The Warrants will be exercisable as to all or any lesser number of Units covered thereby, subject to the restrictions of Section 4 below, at the Purchase Price per Unit as defined below, at any time and from time to time after the date hereof and ending at 5:00 p.m., Austin, Texas time, on the Expiration Date (as defined below).

       The issuance of the Warrants shall take place at such time and place as you and the Company mutually agree.

1.     DEFINITIONS.

       As used herein, the following terms, unless the context otherwise requires, shall have for all purposes hereof the following respective meanings:

       (a) The term "Act" refers to the Securities Act of 1933 and the Securities Act of 1934, collectively, as amended from time to time.

       (b) The term "Affiliate" refers (i) with respect to an individual, to his parents, siblings, spouse, his or their lineal descendants, and any corporation, partnership, trust, and other entity controlled by any such affiliates, and (ii) with respect to a corporation, partnership, trust, or other entity, to persons directly or indirectly controlling, controlled by, or under common control therewith, including officers and directors.

       (c)    The term "Commission" refers to the Securities and Exchange
Commission.

       (d) The term "Common Stock" refers to the Company's common stock authorized in its Certificate of Incorporation as of the Effective Date, $0.01 par value.

       (e) The term "Effective Date" shall mean the date first set forth above.

       (f)    The term "Exercise Date" shall have the meaning set forth in
Section 5 below.

       (g)    The term "Expiration Date" shall mean ________________.

       (h) The term "Fair Market Value" on the day shall mean such amount determined in good faith by the Board of Directors of the Company; provided, however, that if the Underlying Securities are traded on the NASDAQ quotation system or are listed on an established U.S. stock exchange or exchanges, such Fair Market Value shall be deemed to be the closing price of the Underlying Securities as reported for that day in The Wall Street Journal listing of composite transactions for such quotation system or stock exchange or, if no sale of Underlying Securities shall have been made on any quotation system or stock exchange on that day, on the next preceding day on which there was a sale of such security reported.

       (i) The term "Other Securities" refers to any securities of the Company or any other person (corporate or other-wise), any property (including cash), and any right to receive any securities or property that the holders of the Warrants at any time shall be entitled to receive, or shall have received, upon the exercise of the Warrants, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 6 hereof or otherwise; provided, however, that Other Securities does not include cash dividends payable to holders of Common Stock or Other Securities, which cash dividend was payable to holders of record prior to the Exercise Date.

       (j)    The term "Purchase Price" shall mean $_______ per Unit.

       (k) The term "Stockholders Agreement" refers to that certain Stockholders Agreement, dated August 10, 1990, between the Company and certain of its stockholders (the "Stockholders"), which was amended by Amendment No 1 to Stockholders Agreement, dated March 25, 1994, Amendment No. 2 to Stockholders Agreement, dated May, 1995, Amendment No. 3 to Stockholders Agreement, dated June 9, 1995, and Amendment No. 4 to Stockholders Agreement, dated November 11, 1996, among the Company and the Stockholders as amended from time to time pursuant to the terms thereof.

       (l) The term "Warrantholder" refers to the persons listed on Schedule I hereto, and any transferee or transferees of permitted by Section 3(a) below.

       (m) The term "Underlying Securities" refers to the shares of Common Stock (and Other Securities) issuable under this Warrant Agreement and the Warrants pursuant to the exercise, in whole or in part, of the Warrants.

2.     REPRESENTATIONS AND WARRANTIES.

       The Company represents and warrants to you as follows:

       (a) EXISTENCE. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation.

       (n) CORPORATE AND OTHER ACTION. The Company has all requisite power and authority (corporate and other), and has taken all necessary corporate action, to authorize, execute, deliver, and perform this Warrant Agreement; to execute, issue, sell, and deliver the Warrants and a certificate or certificates evidencing the Warrants; to authorize and reserve for issuance and, upon payment from time to time of the Purchase Price, to issue, sell, and deliver the shares of the

HOOVER'S, INC.
WARRANT AGREEMENT - PAGE 2

Underlying Securities issuable upon exercise of the Warrants; and to perform all of its obligations under this Warrant Agreement and the Warrants. This Warrant Agreement has been duly executed and delivered by the Company and is a legal, valid, and binding agreement of the Company enforceable in accordance with its terms. No authorization, approval, consent, or other order of any regulatory authority is required for such authorization, issue, or sale.

       (o) SHARES AUTHORIZED. There are sufficient authorized and unissued shares of Common Stock for issuance upon the exercise of all the Warrants issued or issuable pursuant to this Warrant Agreement.

       (p) NO VIOLATION. The execution and delivery of this Warrant Agreement, the consummation of the transactions herein contemplated, and the compliance with the terms and provisions of this Warrant Agreement and of the Warrants will not conflict with, or result in a breach of, or constitute a default or an event permitting acceleration under, any statute, the Certificate of Incorporation or Bylaws of the Company, or any indenture, mortgage, deed of trust, note, bank loan, credit agreement, franchise, license, lease, permit, or any other agreement, understanding, instrument, judgment, decree, order, law, statute, rule, or regulation to which the Company is a party or by which it is bound.

       (q) VALIDITY. The Warrant, when delivered to you, will be duly authorized, executed, and delivered and will be a legal, valid, and binding obligation of the Company enforceable in accordance with its terms. The shares of Underlying Securities of the Company, when delivered to you upon payment of the Purchase Price, will I be duly authorized and validly issued and outstanding, fully paid and nonassessable, and free of preemptive rights.

3.     COMPLIANCE WITH THE ACT.

       (a) PURCHASE FOR INVESTMENT: TRANSFERABILITY. You represent and warrant to the Company that the Warrants and the shares of Underlying Securities are being acquired for investment and not with a view to the distribution or resale thereof You agree not to make any sale, assignment, hypothecation, or other disposition of the Warrant except pursuant to the Stockholders Agreement, while you are a party thereto, as in effect on the date of such disposition, and in compliance with the Act and the Company's Certificate of Incorporation and Bylaws. The Warrant shall be transferred upon receipt by the Company of the Warrant, with the Form of Assignment properly executed, and the assignee to whom the Warrant has been transferred shall be treated for all purposes as the holder of record of the Warrant. As soon as practicable, the Company, at Warrantholder's expense (including the payment by it of any applicable issue taxes), will cause to be issued in the name of, and delivered to, such assignee, a Warrant in the form attached hereto as Exhibit A.

       (r) LEGEND. Each certificate representing Underlying Securities shall be imprinted with any and all legends provided for in the Bylaws Of the Company and the Stockholders Agreement, as in effect as of the date of issuance of such certificate (if applicable), in substantially the following form:

       THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES


HOOVER'S, INC.
WARRANT AGREEMENT - PAGE 3

       LAWS OF ANY STATE, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO HOOVER'S, INC. (THE "COMPANY") TO THE EFFECT THAT AN EXEMPTION FROM REGISTRATION THEREUNDER IS AVAILABLE.

4.     EXERCISE OF WARRANTS: PARTIAL EXERCISE.

       (a) EXERCISE IN FULL. Warrants may be exercised in full by the Warrantholder by surrender of the Warrant, with the Form of Subscription at the end thereof and the Stockholders Agreement, as in effect on the date of such exercise, each duly executed by such Warrantholder, to the Company at its principal executive offices, accompanied by certified or bank cashier's check payable to the order of the Company in the amount obtained by multiplying the number of Units represented by the respective Warrant or Warrants by the Purchase Price per Unit.

       (s) PARTIAL EXERCISE. Each Warrant may be exercised in part by the Warrantholder by surrender of the Warrant, with the Form of Subscription at the end thereof and the Stockholders Agreement, as in effect on the date of such exercise, each duly executed by such Warrantholder, in the manner and at the place provided in Subsection 4(a) hereof, accompanied by certified or bank cashier's check payable to the order of the Company in the amount obtained by multiplying the number of Units designated by the Warrantholder in the form of subscription attached to the Warrant by the Purchase Price per Unit. Upon any such partial exercise, the Company at its expense will forthwith issue and deliver to the Warrantholder a new Warrant of like tenor, in the name of the Warrantholder thereof, covering the number of Units not purchased pursuant to this Subsection 4(b).

5. DELIVERY OF STOCK CERTIFICATES ETC., ON EXERCISE. Any exercise of the Warrants pursuant to Section 4 hereof shall be deemed to have been effected immediately prior to the close of business on the date on which the Warrants with the completed Form of Subscription, a certified check for the aggregate Purchase Price, and the executed Stockholders Agreement shall have been received by the Company (the "Exercise Date"). At such time, the person or persons in whose name or names any certificate or certificates for shares of Underlying Securities shall be issuable upon such exercise shall be deemed to have become and shall be treated for all purposes as the holder or holders of record of the shares of Underlying Securities so purchased. As soon as practicable after any Exercise Date, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of, and delivered to, the purchasing Warrantholder, a certificate or certificates for the number of fully paid and nonassessable shares of the Underlying Securities to which such Warrantholder shall be entitled upon such exercise, plus in lieu of any fractional share to which such Warrantholder would otherwise be entitled, cash in an amount determined pursuant to Subsection 7(h) hereof. Such certificate shall contain the legends required by Subsection 3(b) hereof.

6. ANTI-DILUTION PROVISIONS. The Warrants are subject to the following terms and conditions:

       (a) STOCK DISTRIBUTIONS, SPLITS, AND COMBINATIONS; ADJUSTMENTS. In case (i) the outstanding shares of the Common Stock (or Other Securities) shall be subdivided into a greater number of shares, (ii) a non-cash dividend or distribution in Common Stock (or Other Securities) shall be paid in respect of Common Stock (or Other Securities), or (iii) the outstanding shares of


HOOVER'S, INC.
WARRANT AGREEMENT - PAGE 4

Common Stock (or Other Securities) shall be combined into a smaller number of shares thereof, the number of shares of Underlying Securities per Unit subsequent to such subdivision or combination or at the record date of such dividend or distribution shall, simultaneously with the effectiveness of such subdivision or combination or immediately after the record date of such dividend or distribution, be equal to the number of shares of Common Stock and Other Securities a holder would have owned and had a right to receive as a result of such subdivision, combination, dividend, or distribution if such holder had actually held of record immediately prior to the effectiveness of such subdivision or combination or immediately prior to the record date of such dividend or distribution the number of shares of Underlying Securities purchasable per Unit immediately prior to the effectiveness of such subdivision or combination or the record date of such dividend or distribution.

       (b) REORGANIZATIONS AND RECAPITALIZATIONS. In case the Company shall be reorganized or recapitalized by reclassifying its outstanding Common Stock (or Other Securities) into a stock with different par value or by changing its outstanding Common Stock (or Other Securities) with par value to stock without par value, then, as a condition of such reorganization or recapitalization, as the case may be, immediately after the effective time of such reorganization or recapitalization Warrantholder shall thereafter have the right to purchase, upon the terms and conditions specified herein, the number of shares of Underlying Securities per Unit that a holder would have owned and had the right to receive as a result of such reorganization or recapitalization if such holder had actually held of record immediately prior to the date of such reorganization or recapitalization the number of shares of Underlying Securities purchasable per Unit immediately prior to such reorganization or recapitalization. If any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to any other person, shall be effected in such a way that holders of Common Stock and Other Securities shall be entitled to receive stock, securities, or assets with respect to or in exchange for Common Stock and Other Securities, then, as a condition of such consolidation, merger, or sale, immediately after the effective time of such consolidation, merger, or sale the Warrantholder shall have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant Agreement the number of shares of Underlying Securities per Unit that a holder would have owned and had a right to receive as a result of such consolidation, merger, or sale if such holder had actually held immediately prior to the record date of such consolidation, merger, or sale the number of shares of Underlying Securities purchasable per Unit immediately prior to such consolidation, merger, or sale.

       (c) NOTICE OF CHANGE OF UNDERLYING SECURITIES. Whenever the number of shares of Underlying Securities per Unit or the kind or amount of securities or assets purchasable pursuant to the Warrants shall be adjusted pursuant to any of the provisions of this Warrant Agreement, or the number of shares of Underlying Securities or the kind or amount of securities or assets receivable upon conversion of Underlying Securities shall be adjusted pursuant to the terms thereof, the Company shall forthwith thereafter cause to be sent to Warrantholder a notice setting forth such adjustment and also setting forth in detail the facts requiring such adjustments.

       (d)    ADDITIONAL NOTICES.  In case:

              (i) the Company shall declare a dividend (or any other distribution) on its Common Stock; or


HOOVER'S, INC.
WARRANT AGREEMENT - PAGE 5

              (ii) the Company shall authorize the granting to the holders of its Common Stock of rights to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

              (iii) of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding shares of Common Stock), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

              (iv) of the voluntary or involuntary dissolution, liquidation, or winding up of the Company;

then the Company shall cause to be delivered to Warrantholder, at least twenty
(20) days prior to the applicable record date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (B) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

7.     FURTHER COVENANTS OF THE COMPANY.

       (a) DILUTION OR IMPAIRMENTS. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Warrants or of this Warrant Agreement, but win at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrantholder against dilution or other impairment. Without limiting the generality of the foregoing, the Company:

              (i) shall at all times have authorized, reserve and keep available, solely for issuance and delivery upon the exercise of the Warrants, free from preemptive rights, all shares of the Underlying Securities from time to time issuable upon the exercise of the Warrants and shall ensure that the par value per share, if any, of the Underlying Securities is at all times equal to or less than the then effective Purchase Price per share of Underlying Securities; and

              (ii) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock and Other Securities upon the exercise of the Warrants from time to time outstanding

       (b) TITLE TO STOCK. All shares of the Underlying Securities delivered upon the exercise of the Warrants shall be validly issued, fully paid, and nonassessable; the Warrantholder shall receive good and marketable title to the Underlying Securities, free and clear of all voting and


HOOVER'S, INC.
WARRANT AGREEMENT - PAGE 6
other trust arrangements, liens, encumbrances, equities, and claims whatsoever, except the restrictions on transfers set forth in the Bylaws of the Company and the Stockholders Agreement; and the Company shall have paid all taxes, if any, in respect of the issuance thereof.

       (c) REGISTRATION OF UNDERLYING SECURITIES. If at any time the Company proposes or determines to register any Common Stock held by a stockholder of the Company (other than pursuant to registration on Form S-8 or any successor form) in an underwritten offering to the public for cash, the Company will (a) promptly give written notice thereof to the Warrantholder and (b) include in such registration (and any related qualification under blue sky laws or other state securities laws), and in the underwriting involved therein, all the Common Stock specified by the Warrantholder in a written request, received by the Company within thirty (30) days after the mailing of such written notice by the Company; provided that if the managing underwriters advise the Company in writing. that in their opinion marketing factors require a limitation in the number of securities to be included, the Company will include in such registration (i) first, any Common Stock offered by the Company, and (ii) second, if all the Company's Common Stock is included in the registration, the number of shares of Common Stock requested to be included that, in the opinion of such underwriters, can be sold, pro rata among the respective stockholders of the Company on the basis of the amount of Common Stock owned by each such stockholder. The Company shall not grant any registration rights inconsistent with the rights granted herein. The price at which the Warrantholder's Common Stock being registered in such offering are offered to the public shall be equal to the price at which the Company's Common Stock is offered to the public in such registration. No securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. The Warrantholder shall be required to pay underwriting discounts and commissions, pay expenses of the offering, provide indemnification to the Company and the underwriters, provide a lockup agreement, and comply with such other terms and conditions, in each case, only to the extent required of the other stockholders selling Common Stock pursuant to such offering.

       (d) LISTING ON SECURITIES EXCHANGE. If the Company at any time shall list any Common Stock on any national securities exchange, the Company will, at its expense, simultaneously list on such exchange, upon official notice of issuance upon the exercise of the Warrants, and maintain such listing of, all shares of Common Stock included in the Underlying Securities from time to time issuable upon the exercise of the Warrants or upon conversion of Underlying Securities, and the Company will so list on any national securities exchange and will maintain such listing of, any Other Securities if and at the time that any securities of such class shall be listed on such national securities exchange by the Company.

       (e) REMEDIES. The Company stipulates that the remedies at law of the Warrantholder or any holder of Underlying Securities in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant Agreement or the Warrants are not and will not be adequate and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or in the Warrants or by an injunction against a violation of any of the terms hereof or thereof or otherwise.

       (f) EXCHANGE OF WARRANTS. Subject to Subsection 3(a) and Section 4 hereof, upon surrender for exchange of the Warrant to the Company, the Company at its expense will


HOOVER'S, INC.
WARRANT AGREEMENT - PAGE 7
promptly issue and deliver to or upon the order of the holder thereof a new Warrant of like tenor, in the name of such holder or as such holder (upon payment by such Warrantholder of any applicable transfer expenses and taxes) may direct, calling in the aggregate for the purchase of the number of shares of the Underlying Securities called for on the face or faces of the Warrant so surrendered.

       (g) REPLACEMENT OF WARRANTS. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of any Warrant and, in the case of any such loss, theft, or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of such mutilation, upon surrender and cancellation of such Warrant, the Company, at the expense of the Warrantholder, will execute and deliver, in lieu thereof, a new Warrant of like tenor.

       (h) REPORTING BY THE COMPANY. The Company agrees that during the term of the Warrants and as long as you hold Underlying Securities, it will use reasonable efforts to keep current in the filing of all forms and other materials, if any, which it may be required to file with the appropriate regulatory authority pursuant to the Act and all other forms and reports required to be filed with any regulatory authority having jurisdiction over the Company.

       (i) FRACTIONAL SHARES. No fractional shares of Underlying Securities are to be issued upon the exercise of any Warrant, but the Company shall pay a cash adjustment in respect of any fraction of a share that would otherwise be issuable in an amount equal to such fraction multiplied by the Fair Market Value per share of Underlying Securities on the Exercise Date.

8. OTHER WARRANTHOLDERS. The Warrants are issued upon the following terms, to all of which each holder or owner thereof by the taking thereof consents and agrees: (a) any person who shall become a transferee, within the limitations on transfer imposed by Subsection 3(a) hereof, shall take such Warrant subject to the provisions of Subsection 3(a) hereof and the other provisions hereof and thereupon shall be authorized to represent itself as absolute owner thereof and subject to the restrictions contained in this Warrant Agreement, (b) the Company may treat the registered holder thereof as the absolute owner thereof for all purposes, notwithstanding any notice to the contrary, and (c) all references to the words "you" and "your" in this Warrant Agreement shall be deemed to apply with equal effect to any person to whom a Warrant has been transferred in accordance', with the terms hereof, and where appropriate, to any person holding shares of the Underlying Securities.

9. INDEMNIFICATION. The Company agrees to indemnify and to hold harmless the Warrantholder from any liability incurred by any such Warrantholder as a result of the Company's breach of this Agreement. Warrantholder agrees to indemnify and to hold harmless the Company from any liability incurred by the Company as a result of Warrantholder's breach of this Agreement.

10. MISCELLANEOUS. All notices, certificates, and other communications from or at the request of the Company to any Warrantholder shall be deemed effectively given upon (i) personal delivery or delivery by nationally recognized overnight courier to the party to be notified, (ii) delivery by facsimile transmission, or (iii) deposit with the United States Post Office by registered, or certified mail, postage prepaid, to the facsimile phone number or address, as the


HOOVER'S, INC.
WARRANT AGREEMENT - PAGE 8
case may be, as may have been furnished to the Company in writing by such Warrantholder. This Warrant Agreement and any of the terms hereof may be changed, waived, discharged, or terminated by an instrument in writing signed by the Company and the Warrantholder. This Warrant Agreement shall be construed and enforced in accordance with and governed by the internal laws of the State of Delaware. The headings in this Warrant Agreement are for purpose of reference only and shall not limit or otherwise affect any of the terms hereof. This Warrant Agreement, together with the forms of instruments annexed hereto as Exhibit A, constitutes the full and complete agreement of the parties hereto with respect to the subject matter hereof.

       IN WITNESS WHEREOF, the Company and Warrantholder have each caused this Warrant Agreement to be executed by its respective duly-authorized corporate officer.

COMPANY:

HOOVER'S INC.


By:__________________________________
      Patrick J.  Spain, President







HOOVER'S, INC.
WARRANT AGREEMENT - PAGE 9

                                  SCHEDULE I


Name                                                           No. of Units
----                                                           ------------

                                     EXHIBIT A

                               STOCK PURCHASE WARRANT

                 [remainder of this page intentionally left blank]

                                 FORM OF SUBSCRIPTION
                     (To be signed only upon exercise of Warrant)

To Hoover's, Inc.:

       The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, __________________________________ (______)(*) Units to
purchase Underlying Securities of Hoover's, Inc. and herewith makes payment of _______________________________________ ($________________) therefor, and requests that the certificate or certificates for such shares be issued in the name of and delivered to the undersigned.

Dated:
      ------------------------------


Warrantholder:

By:
  -------------------------------------------------------
(Signature must conform in all respects to name of holder
as specified on the face of the within Warrant)

Printed Name:
             -----------------------

Title:
      ------------------------------

------------------------------------

------------------------------------

------------------------------------
(Address)


---------------------
     (*) Insert here the number of Units called for on the face of the Warrant or, in the case of a partial exercise, the portion thereof as to which the Warrant is being exercised, in either case without making any adjustment for additional Underlying Securities or property or cash which, pursuant to the adjustment provisions of the Warrant Agreement pursuant to which the Warrant was granted, may be deliverable upon exercise. In the event that the number of Units indicated exceeds the number exercisable pursuant to the restrictions of Section 4(c) of the Warrant Agreement, the number of Units subscribed for shall be deemed to be the total number exercisable on the date of the Form of Subscription.

                                  FORM OF ASSIGNMENT
                     (To be signed only upon transfer of Warrant)

       For value received, the undersigned hereby sells, assigns, and transfers unto ________________________________________ the right represented by the within Warrant to purchase ________________________ (______) Units of Underlying Securities of Hoover's, Inc. to which the within Warrant relates, and appoints Attorney to transfer such right on the books of Hoover's, Inc. with fall power of substitution in the premises.

       The undersigned represents and Warrants that the transfer of the within Warrant is permitted by the terms of the Warrant Agreement pursuant to which the within Warrant has been issued, and the transferee hereof, by his acceptance of this Assignment, represents and warrants that he is familiar with the terms; of said Warrant Agreement and agrees to be bound by the terms thereof with the same force and effect as if a signatory thereto.

Dated:
      ------------------------


Signed in the presence of:


------------------------------         Assignor:


                                       ---------------------------------------


                                       ---------------------------------------
                                       (Signature must conform in all respects
                                        to name of holder as specified on the
                                        face of the within Warrant)


                                       Assignee:

                                       ---------------------------------------


                                       By:
                                          ------------------------------------

                                       Printed Name:
                                                    --------------------------

                                       Title:
                                             ---------------------------------

                                       Tax ID No.:
                                                  ----------------------------

NEITHER THIS WARRANT NOR THE SECURITIES THAT MAY BE PURCHASED PURSUANT TO THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE. THIS WARRANT AND THE SECURITIES THAT MAY BE PURCHASED PURSUANT TO THIS WARRANT ARE BEING OFFERED AND SOLD IN RELIANCE UPON CERTAIN EXEMPTIONS AFFORDED BY SUCH ACTS AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACTS OR AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.


                             HOOVER'S, INC.

                        STOCK PURCHASE WARRANT

       THIS IS TO CERTIFY THAT _______________ is entitled to purchase at any time or from time to time after the date hereof until 5:00 p.m., Austin, Texas time, on the Expiration Date (as defined in the Warrant Agreement) up to ____________ (_____) Units at a Purchase Price of ______________ Dollars
($_____) per Unit, subject to the requirements and limitations of Section 4 of the Warrant Agreement. On the date hereof, each Unit is equal to one share of Common Stock, $0.01 par value, of Hoover's, Inc., a Delaware corporation (the "Company"), subject to adjustment pursuant to Section 6 of the Warrant Agreement. This Warrant is issued pursuant to a Warrant. Agreement, dated as of ________________ (the "Warrant Agreement"), between the Company, and certain other Warrantholders, and all rights of the holder of this Warrant are subject to the terms and provisions of the Warrant Agreement, copies of which are available for inspection at the offices of the Company.

       TRANSFER OF THIS WARRANT IS RESTRICTED AS PROVIDED IN THE WARRANT AGREEMENT. Subject to the provisions of the Securities Act of 1933 and of the Warrant Agreement, this Warrant and all rights hereunder are transferable, in whole or in part, at the principal executive offices of the Company, by the holder hereof in person or by his or its duly authorized attorney, upon surrender of this Warrant, together with the Assignment hereof duly endorsed. Until transfer hereof on the books of the Company, the Company may treat the registered holder as the owner hereof for all purposes.

       IN WITNESS WHEREOF, the Company has caused this Warrant to be executed and its corporate seal, (where applicable) to be hereunto affixed in Austin, Texas by its proper corporate officer thereunto duly authorized, effective the ____th day of ____________.


HOOVER'S, INC.


By:
   --------------------------------
     Patrick J. Spain, President

                                 SIGNATURE PAGE

                                       TO

                               WARRANT AGREEMENT

                BETWEEN HOOVER'S, INC. AND CERTAIN STOCKHOLDERS

                             DATED _________________

The above Warrant Agreement is accepted and agreed to as of the Effective Date.

WARRANT HOLDER:

______________________________               Dated:____________________________

Printed Name:

Title: (*)____________________


CO-OWNER: (*)

______________________________               Dated:____________________________

Printed Name:_________________


SPOUSE: (*)

______________________________               Dated:____________________________

Printed Name:_________________


(*) If the warrant is held jointly, then all co-owners must sign (as co-owner.) if the warrant is held individually in a community property state, then it is appropriate for the spouse to sign (as spouse). If the warrant is held by other than a person (i.e. a corporation, organization, trust, etc.), then please indicate title/capacity of person signing for the warrantholder.